SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  September 3, 2004

(Date of earliest event reported)

DEERE & COMPANY

(Exact name of registrant as specified in charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-4121
(Commission File Number)

36-2382580
(IRS Employer Identification No.)

One John Deere Place Moline, Illinois 61265
(Address of principal executive offices and zip code)

(309)765-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 7.01           Regulation FD Disclosure

Deere & Company
One John Deere Place
Moline, IL 61265 USA
Phone: 309-765-8000
www.deere.com

DEERE TO RELEASE MONTHLY RETAIL-SALES COMMENT

MOLINE, IL (September 3, 2004) — Deere & Company today said it expects to release commentary on August 2004 retail sales within the next week to ten days. The company’s remarks will be available in the form of a recorded message, accessible by telephone or over the Internet, after the monthly announcement of industry sales by the Association of Equipment Manufacturers. The AEM report is normally made public on or shortly after the tenth day of the month.

Deere’s statement will provide comment about the AEM data and other information concerning company retail sales of farm machinery, construction equipment, and commercial and consumer equipment.

The company’s comments will be available on the Internet at www.JohnDeere.com, or by phone at 309/765-5149, for several days following the AEM announcement. The information is expected to be available by telephone shortly before it is posted on the website. Other information regarding developments at Deere may also be posted on the company website from time to time.

# # #

About John Deere: John Deere (Deere & Company-NYSE:DE) is the world’s leading manufacturer of agricultural and forestry equipment; a major manufacturer of construction equipment; and a leading supplier of equipment used in lawn, grounds and turf care. Additionally, John Deere manufactures engines used in heavy equipment and provides financial services and other related activities that support the core businesses. Since its founding in 1837, the company has established a heritage of quality products and services providing performance that endures to customers worldwide.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ JAMES H. BECHT
James H. Becht
Secretary
Dated: September 3, 2004